Exhibit 99.14

Consent of Director Nominee

In connection with the filing by Entercom Communications Corp. of a Registration Statement on Form S-4 (Registration No. 333-217273) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 under the Securities Act, to being named as a nominee to the board of directors of Entercom Communications Corp. in the Registration Statement (including any and all amendments or supplements thereto). I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Stefan M. Selig
Name: Stefan M. Selig